As filed with the Securities and Exchange Commission on December 20, 2001
Registration No. 33-88518

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROUGE INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-3340770 (I.R.S. Employer Identification No.)

3001 Miller Road, P.O. Box 1699, Dearborn, MI (Address of principal executive offices)	48121-1699 (Zip Code)

ROUGE STEEL COMPANY OUTSIDE DIRECTOR EQUITY PLAN
(AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 2001)
(Full title of the plan)

Carl L. Valdiserri
Rouge Steel Company
3001 Miller Road
P.O. Box 1699
Dearborn, MI 48121-1699
(313) 317-8900
(Name and address of agent for service)
(248) 477-6240
(Telephone number, including area code, of agent for service)

Copy to:
D. Kerry Crenshaw, Esq.
CLARK HILL PLC
500 Woodward Avenue, Suite 3500
Detroit, Michigan 48226-3435
(313) 965-8300

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering Price		Aggregate Offering	Amount of
to be Registered	Registered (1)		per Share		Price	Registration Fee

Class A	100,000	(2)	$1.115	(3)	$111,500	$26.65
Common Stock	Shares
$0.01 par value

(1)  Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock (as later defined).

(2)  Represents the additional number of shares that have been reserved for issuance upon exercise of non-qualified stock options and stock grants, in each case under the Rouge Steel Company Outside Director Equity Plan.

(3)  Estimated solely for the purpose of calculating the Registration Fee and based on the average of the high and low market prices of the Class A Common Stock, $0.01 par value (the “Common Stock”), of Rouge Industries, Inc. (the “Company”) as reported on the New York Stock Exchange on December 17, 2001, in accordance with Rules 457(c) and (h) under the Securities Act of 1933 (the “Securities Act”).

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Amendment to Form S-8
EX 4.3 Outside Director Equity Plan
EX-5 Opinion/Consent of Clark Hill PLC
EX-23.2 Consent of PricewaterhouseCoopers LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement on Form S-8/A relating to the Rouge Steel Company Outside Director Equity Plan, (As Amended and Restated Effective April 1, 2001) (the “Plan”) is being filed to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, Registrant hereby incorporates herein by reference the contents of such prior Form S-8 registration statement (Registration No. 33-88518). The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8/A Registration Statement. Pursuant to Rule 428 promulgated under the Securities Act, the Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Company with the Commission (Commission File No. 0-16176) under the Securities Exchange Act of 1934 (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

     (a)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed March 16, 2001, and as amended by Form 10-K/A filed on March 30, 2001 (the “Annual Report”).

     (b)  The Company’s Quarterly Report on Form 10-Q filed April 30, 2001.

     (c)  The Company’s Quarterly Report on Form 10-Q filed August 9, 2001.

     (d)  The Company’s Quarterly Report on Form 10-Q filed November 14, 2001.

     (e)  The Company’s Proxy Statement on Form DEF 14A filed on March 30, 2001.

     (f)  All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in the Annual Report.

     (g)  The material in the section entitled “Description of Registrant’s Securities to be Registered” contained in (i) the Registration Statement on Form 8-A (File No., 1-12852) of Rouge Steel Company (predecessor of the Company) filed under Section 12 of the Exchange Act and (ii) the Company’s Registration Statement on Form 8-B filed under Section 12 of the Exchange Act on July 21, 1997.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     General Corporate Law. The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to such corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officers, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against the expenses (including attorney fees) which such officer or director has actually and reasonably occurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

     Amended and Restated By-Laws. The Company’s Amended and Restated By-Laws provide that any director or officer of the Company shall be indemnified by the Company against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by applicable law.

     Insurance. All of the Company’s directors and officers are covered by officers’ and directors’ liability insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation previously filed as Exhibit 3.1 to Registrant’s Form 8-B filed on July 21, 1997, which is incorporated herein by reference.

4.2	Amended and Restated By-Laws of the Company, previously filed as Exhibit 3.2 to the Form 8-B., filed on July 21, 1997, which is incorporated herein by reference.

4.3	Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective April 1, 2001).

5	Opinion of Clark Hill PLC.

23.1	Consent of Clark Hill PLC (included in Exhibit 5 to this Registration Statement).

23.2	Consent of PricewaterhouseCoopers LLP.

ITEM 9. UNDERTAKINGS.

     The Company hereby undertakes the following:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dearborn, State of Michigan on the 20th day of December, 2001.

ROUGE INDUSTRIES, INC.

By:	/s/ Carl L. Valdiserri
Carl L. Valdiserri, Chief Executive Officer
and Chairman of the Board

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Carl L. Valdiserri, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Carl L. Valdiserri Carl L. Valdiserri	CEO & Chairman of the Board	December 20, 2001

/s/ Gary P. Latendresse Gary P. Latendresse	Vice Chairman, Chief Financial Officer and Director	December 20, 2001

Dominick C. Fanello	Director	December , 2001

/s/ John E. Lobbia John E. Lobbia	Director	December 20, 2001

Peter J. Pestillo	Director	December , 2001

/s/ Shamel T. Rushwin	Director	December 20, 2001
Shamel T. Rushwin

/s/ Clayton P. Shannon	Director	December 20, 2001
Clayton P. Shannon

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board as Plan Administrator have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan on the 20th day of December, 2001.

SIGNATURE	TITLE	DATE

/s/ Carl L. Valdiserri Carl L. Valdiserri	Designee of the Compensation Committee	December 20, 2001

INDEX TO EXHIBITS

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1to Registrant’s Form 8-B (the “Form 8-B”)

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-B)

4.3	Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective April 1, 2001).

5	Opinion of Clark Hill PLC.

23.1	Consent of Clark Hill PLC (included in Exhibit 5 to this Registration Statement).

23.2	Consent of PricewaterhouseCoopers LLP.